                                                                      EXHIBIT 11

                               CANTEL INDUSTRIES, INC.

                          COMPUTATION OF EARNINGS PER SHARE




                                   Three Months Ended       Six Months Ended
                                      January 31,             January 31,
                                   1997        1996         1997         1996
                                 ---------   ---------    ---------   ---------

PRIMARY

Weighted average number of
  shares outstanding             4,071,804   3,765,963    3,981,803   3,765,658

Dilutive effect of options and
  warrants using the treasury
  stock method and average
  market price for the period      287,042     569,866      358,008     541,450
                                 ---------   ---------    ---------   ---------

Weighted average number of
  shares and common stock
  equivalents                    4,358,846  4,335,829    4,339,811  4,307,108
                                 ---------   ---------    ---------   ---------
                                 ---------   ---------    ---------   ---------

Net income                       $ 442,000  $ 119,000    $ 664,000  $  81,000
                                 ---------   ---------    ---------   ---------
                                 ---------   ---------    ---------   ---------

Net income per common share         $ 0.10     $ 0.03       $ 0.15     $ 0.02
                                    ------     ------       ------     ------
                                    ------     ------       ------     ------

                               CANTEL INDUSTRIES, INC.

                          COMPUTATION OF EARNINGS PER SHARE



                                 Three Months Ended        Six Months Ended
                                     January 31,              January 31,
                                  1997       1996          1997       1996
                                ---------  ---------     ---------  --------

     FULLY DILUTED


Weighted average number of
  shares outstanding            4,071,804  3,765,963     3,981,803  3,765,658

Dilutive effect of options and
  warrants using the treasury
  stock method and the higher
  of the period-end or average
  market price for the period     306,317    578,040       374,588    574,553
                                ---------  ---------     ---------  ---------

Weighted average number of
  shares and common stock
  equivalents                   4,378,121  4,344,003     4,356,391  4,340,211
                                ---------  ---------     ---------  ---------
                                ---------  ---------     ---------  ---------


Net income                      $ 442,000  $ 119,000     $ 664,000  $  81,000
                                ---------  ---------     ---------  ---------
                                ---------  ---------     ---------  ---------

Net income per common share        $ 0.10     $ 0.03        $ 0.15     $ 0.02
                                   ------     ------        ------     ------
                                   ------     ------        ------     ------